Exhibit 99.1

For Further Information Call:
Walter A. Shephard
Vice President Finance, CFO, and Treasurer
Voice: 860-704-3955
inquire@zygo.com

For Immediate Release

ZYGO PROVIDES PRELIMINARY FIRST QUARTER FISCAL 2008 RESULTS

MIDDLEFIELD, CT, OCTOBER 19, 2007 – Zygo Corporation (NASDAQ: ZIGO) today announced preliminary estimates of first quarter fiscal 2008 financial results. Although the Company has not finalized its financial results for the quarter, the company expects first quarter sales to be in the range of $31.0 to $32.0 million and expects a first quarter loss per share in the range of $0.04 to $0.06.

The Company’s sales and earnings for the first quarter were adversely affected by delays in customers’ acceptance of several large systems, delays in shipments of certain of the Company’s products due to late deliveries of key parts from suppliers, and unabsorbed factory costs due to low sales volume.

The Company plans to announce its financial results for the first quarter of 2008 and host a conference call on Thursday, October 25, 2007. ZYGO will provide further information during that call.

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

All statements other than statements of historical fact included in this news release regarding our financial position, business strategy, plans, anticipated sales and growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers, fluctuations in net sales to our major customer, manufacturing and supplier risks, dependence on timing and market acceptance of new product development, rapid technological and market change, risks in international operations, dependence on proprietary technology and key personnel, length of the sales cycle, environmental regulations, and fluctuations in our stock price. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2007.